EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

1847 NEESE INC.

8%VESTING PROMISSORY NOTE

Up to US $1,875,000	March 3, 2017

FOR VALUE RECEIVED, 1847 Neese Inc., a Delaware corporation, and Neese, Inc., an Iowa corporation, (jointly and severally the “Company”), promise to pay to Alan Neese and Katherine Neese (collectively, the “Holder”), to the extent Vested (as defined below), the principal sum of up to One Million, Eight Hundred Seventy Five Thousand Dollars ($1,875,000) (the “Principal”) in lawful money of the United States of America, with interest payable on the Vested portion of Principal at the rate of eight percent (8%) per annum. To the extent Vested, the unpaid Principal and all accrued but unpaid interest on such Vested portion of Principal shall be paid in full to the Holder on the last day of the thirty ninth month following the date of this Note (the “Maturity Date”).

Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in that certain Stock Purchase Agreement, dated March 3, 2017 (the “Purchase Agreement”), among the Holder, Neese, Inc. and the Company, pursuant to which the Company is acquiring the Shares from the Holder.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Principal Repayment. If, and to the extent, that the Principal is Vested, the Vested portion of the Principal along with all accrued, but unpaid interest on the Vested portion of the Principal, shall be paid in one lump sum on the Maturity Date.

2. Interest. Interest (the “Interest”) shall accrue on the unpaid Vested portion of Principal from the first day of the applicable measurement year to which the Vested portion of Principal applies until such Vested portion of Principal is repaid in full at the rate of eight percent (8%) per annum, compounding annually. The portion of accrued, but unpaid, Interest on the Vested portion of the Principal is payable at Maturity. All computations of the Interest rate hereunder shall be made on the basis of a 360-day year of twelve 30-day months. In the event that any Interest rate provided for herein shall be determined to be unlawful, such Interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any Interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the Principal of this Note without prepayment premium or penalty.

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3. Vesting.

(a) General. The payment of the Principal and accrued Interest thereon is subject to vesting in accordance with this Section 3. The Company shall only be required to pay the Vested portion of the Principal and Interest on the Vested portion of the Principal on the Maturity Date. For purposes of this Note, “Vested” means the percentage of the Principal that has vested (i.e., has become payable to the Holder) in accordance with this Section 3. For the avoidance of doubt, under no circumstances shall the Principal amount of this Note exceed $1,875,000.

(b) Adjusted EBITDA Target and Annual Adjusted EBITDA Reporting. The Adjusted EBITDA (as defined below) target for purposes of vesting under this Section 3 is One Million, Three Hundred Thousand Dollars ($1,300,000) (the “Adjusted EBITDA Target”). Within ninety (90) days after the end of each twelve-month period following the Closing Date the Company shall report to the Holder the Adjusted EBITDA achieved by Neese, Inc. during such fiscal year. The report shall be based upon the audited annual and reviewed quarterly financial statements of Neese, Inc. that are prepared in accordance with U.S. GAAP by Neese, Inc.’s external auditor. The Holder shall be entitled to receive copies of the audited and reviewed financial statements of Neese, Inc. and all work papers and computations with supporting detail upon which such Adjusted EBITDA calculations are based. For purposes of this Section 3, “Adjusted EBITDA” means the earnings before interest, taxes, depreciation and amortization expenses, in accordance with generally accepted accounting principles applied on a basis consistent with the accounting policies, practices and procedures used to prepare the financial statements of Neese, Inc. as of the Closing Date (“GAAP”), plus to the extent deducted in calculating such net income, (i) all expenses related to the transactions contemplated hereby and/or potential or completed future financings or acquisitions, including legal, accounting, due diligence and investment banking fees and expenses, (ii) all management fees, allocations or corporate overhead (including executive compensation) or other administrative costs that arise from the ownership of Neese, Inc., by 1847 Neese, Inc. including allocations of supervisory, centralized or other parent-level expense items, (iii) one-time extraordinary expenses or losses, (iv) any reserves or adjustments to reserves which are not consistent with GAAP. Additionally, for purposes of calculating Adjusted EBITDA under this Note, (i) the purchase and sales prices of goods and services sold by or purchased by Neese, Inc. to or from 1847 Neese, Inc., its subsidiaries or affiliates shall be adjusted to reflect the amounts that Neese, Inc. would have realized or paid if dealing with an independent third party in an arm’s-length commercial transaction, and (ii) inventory items shall be property categorized as such and shall not be expenses until such inventory is sold or consumed.

(c) Vesting. On or prior to the Maturity Date, the Company shall notify the Holder of the portion of the Principal that has Vested. The Principal shall vest in accordance with the following formula:

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•	Fiscal Year 2017 – If Adjusted EBITDA for the fiscal year ending December 31, 2017, exceeds Adjusted EBITDA Target, then a portion of the Principal amount of this Note that is equal to sixty percent (60%) of such excess shall Vest. Interest shall be payable on such Vested portion of Principal from January 1, 2017 through the Maturity Date.

•	Fiscal Year 2018 - If Adjusted EBITDA for the fiscal year ending December 31, 2018, exceeds Adjusted EBITDA Target, then a portion of the Principal amount of this Note that is equal to sixty percent (60%) of such excess shall Vest. Interest shall be payable on such Vested portion of Principal from January 1, 2018 through the Maturity Date.

•	Fiscal Year 2019 - If Adjusted EBITDA for the fiscal year ending December 31, 2019, exceeds Adjusted EBITDA Target, then a portion of the Principal amount of this Note that is equal to sixty percent (60%) of such excess shall Vest. Interest shall be payable on such Vested portion of Principal from January 1, 2019 through the Maturity Date.

For the avoidance of doubt, the Principal amount of this Note shall not exceed $1,875,000, however, interest shall accrue on Vested portions of the Principal amount of this Note that do, in the aggregate, exceed $1,875,000 depending on the extent that Adjusted EBITDA exceeds Adjusted Target EBITDA in each measurement year

4. Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:

(a) Non-Payment. The Company shall default in the payment of the Vested portion of the Principal of, or accrued Interest on the Vested Portion of Principal of, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b) Default in Covenants. The Company shall default in any material manner in the observance or performance of any covenants or agreements set forth in the Purchase Agreement, this Note, or any other agreement entered into in connection with the transactions contemplated by the Purchase Agreement (collectively, the “Transaction Documents”); or

(c) Breach of Representations and Warranties. The Company materially breaches any representation or warranty contained in the Transaction Documents; or

(d) Bankruptcy. The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief;

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then, and so long as such Event of Default is continuing for a period of two (2) business days in the case of non-payment under Section 4(a), or for a period of thirty (30) calendar days in the case of events under Sections 4(b) and 4(c) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company from the Holders of a majority in interest of the principal amount of the Notes then outstanding (or from any collateral agent acting on behalf of such Holders), all obligations of the Company under this Note shall be immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity. If an Event of Default specified in Section 4(d) above occurs, the principal of, and accrued interest on, all the Notes shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable.

5. Holder Not Deemed a Stockholder. No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company.

6. Mutilated, Destroyed, Lost or Stolen Notes. If this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note certificate. In the case of a mutilated or defaced Note certificate, the Holder shall surrender such Note certificate to the Company. In the case of any destroyed, lost or stolen Note certificate, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note certificate and (ii) such security or indemnity (which shall not include the posting of any bond) as may be reasonably required by the Company to hold the Company harmless.

7. Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

8. Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

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9. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. To complete an assignment or transfer this Note, the Holder shall deliver a completed and executed Form of Assignment attached hereto as Exhibit A and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate, upon receipt of which a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Note that the Holder has in respect of this Note. Interest and principal are payable only to the registered Holder of this Note set forth on the books and records of the Company.

10. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority in principal amount of the Notes then outstanding.

11. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the Purchase Agreement.

12. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced solely and exclusively in accordance with the laws of the state of Iowa without regard to any statutory or common-law provision pertaining to conflicts of laws. The Parties agree that state and federal courts of competent jurisdiction in the State of Iowa shall have concurrent jurisdiction for purposes of entering temporary, preliminary and permanent injunctive relief with regard to any action arising out of any breach or alleged breach of the Note. The Parties agree to submit to the personal jurisdiction of such courts and any other applicable court within the state of Iowa. The Parties waive any claim that that any of the foregoing courts is an inconvenient forum.

13. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

14. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

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15. Other Covenants.

(a) From the date hereof and through and including the Maturity Date, Company agrees to act in good faith to continue to operate Neese, Inc.’s business as conducted prior to the Closing and, in connection therewith, to (i) provide reasonably adequate funding of Neese, Inc.’s growth and operations, (ii) use all reasonable commercial efforts to exploit market opportunities, and generally use good faith efforts to maximize Adjusted EBITDA, (iii) Company shall not take, and shall cause their affiliates to refrain from taking any action any purpose of which is to impede the ability of the Note to fully vest; and

(b) Subject to the last sentence of this Section 16(b), until the Maturity Date, Company shall (i) not sell all or substantially all of the assets of Neese, Inc., (ii) not sell more than 50% of the voting securities of the Company, or (iii) merge or consolidate Neese, Inc. with or into another entity (collectively a “Fundamental Change”). If, prior to the expiration of the Maturity Date, a Fundamental Change occurs, the maximum aggregate Principal amount of $1,875,000 plus interest thereon shall thereupon be automatically accelerated and deemed Vested and become immediately due and payable. In addition, if Alan Neese and/or Katherine Neese are terminated for any reason other than for Cause under their respective Employment Agreements with Neese, Inc. then the maximum aggregate principal amount of $1,875,000 plus interest thereon shall thereupon be automatically accelerated and deemed Vested and become immediately due and payable. For the purposes of this Note, Cause shall have the same meaning as set forth in the Employment Agreements of Alan Neese and/or Katherine Neese.

16. Fees and Costs. The Company, in case of suit on this Note, agrees to pay to Holder the reasonable attorney's fees and the costs of collection.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

1847 Neese Inc.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

Neese, Inc.

By:	/s/ Alan Neese
Name:	Alan Neese
Title:	Alan Neese

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Exhibit A

FORM of assignment

TO: 1847 Neese Inc. and Neese, Inc.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________ (name), _______________________ (address), US$___________ of 8% Vesting Promissory Notes (“Notes”) of 1847 Neese Inc. and Neese, Inc. (jointly and severally the “Company”), including any and all accrued and unpaid interest owing thereon, registered in the name of the undersigned on the records of the Company represented by the within certificate, and irrevocably appoints ________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this ________ day of, __________________, 20 ____.

(Signature of Registered Note Holder)

(Print name of Registered Note Holder)

Instructions:

1.	Signature of Holder must be the signature of the person appearing on the face of the Note.

2.	If the transfer of Note is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

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